Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LuAnn Via, Peter G. Michielutti and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 30th day of June, 2016, by the following persons:

Signature	Title

/s/ LuAnn Via	President, Chief Executive Officer and Director
LuAnn Via	(Principal Executive Officer)

/s/ Peter G. Michielutti	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Peter G. Michielutti	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lisa W. Wardell	Non-Executive Chair and Director
Lisa W. Wardell

/s/ Jonathan Duskin	Director
Jonathan Duskin

/s/ Seth Johnson	Director
Seth Johnson

/s/ Kent Kleeberger	Director
Kent Kleeberger

/s/ William F. Sharpe, III	Director
William F. Sharpe, III

/s/ Laura Weil	Director
Laura Weil